Exhibit 99.1

Everbridge Announces Second Quarter 2022 Financial Results

Second quarter results reflect progress on 2022 Strategic Realignment

BURLINGTON, Mass – August 9, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the second quarter ended June 30, 2022. Revenue was $103.0 million, up 19% year-over-year.

David Wagner, Everbridge’s recently appointed President and CEO said, “I am excited to join Everbridge at this important moment in the Company’s evolution. Everbridge is a pioneer and the clear industry leader in Critical Event Management and Public Warning. Everbridge offers powerful solutions for positive change with the ability to keep people safe and businesses running smoothly. I look forward to partnering with Patrick, Vernon and the entire Everbridge team to build on our commitment to growth, sustainable profitability, and increased shareholder value.”

“We delivered strong second quarter results and large enterprise deal momentum, demonstrating that our recent actions to streamline, integrate, and reduce complexity across our product portfolio are beginning to pay off for our customers,” said Vernon Irvin, Executive Vice President and Chief Revenue Officer. “We are looking forward to sustaining our progress in the second half of the year as we continue to expand our go-to-market channels and partnerships for our strategic CEM bundles and extend our global leadership in Public Warning systems.”

Patrick Brickley, Executive Vice President and Chief Financial Officer, added, “At the half-way point in the year, we have achieved planned milestones related to our strategic realignment of resources outlined at the start of 2022. We are on track to achieve mid-teens adjusted EBITDA margin exiting the year and remain focused on driving sustainable revenue growth with increasing profitability.”

Recent Business Highlights

•
Ended the second quarter with 6,345 global enterprise customers, up from 5,890 at the end of the second quarter of 2021.
•
Awarded contract by State of Maharashtra, India’s second most populous state, to provide emergency preparedness and response solutions to protect 150 million residents and annual tourists.
•
Joined the Amazon Web Services ISV Accelerate Program, expanding Everbridge’s go-to-market ecosystem and supporting AWS customers with their enterprise resilience and emergency response strategies for digital and physical critical events.
•
Entered into strategic partnership with Grupo Siayec, a leading provider of digital and physical security solutions in Latin America, to expand CEM adoption across the Mexican enterprise market.
•
Unveiled Service Intelligence, part of Everbridge’s Digital Operations platform, providing IT responders with advanced analytics to enable instant insight into digital disruptions, accelerating IT incident response while reducing time-consuming unplanned work and business impact.
•
Introduced the results of its first annual Best in Resilience™ study measuring organizational risk readiness as more global brands including Humana, Exact Sciences, Johnson Controls, and Medtronic achieve Best in Resilience™ certification.
•
Received a 2022 Edison Award recognizing innovation for Public Warning Center, the industry’s only all-channel, intelligent population alerting platform with a first-of-its-kind hybrid Cell Broadcast and Location-Based SMS alerting gateway.
•
Awarded for Best Company Leadership and Best Professional Development by leading workplace culture site Comparably.

Second Quarter 2022 Financial Summary

•
Total revenue was $103.0 million, an increase of 19% compared to $86.6 million for the second quarter of 2021.
•
GAAP operating loss was $(36.1) million, compared to a GAAP operating loss of $(27.4) million for the second quarter of 2021.
•
Non-GAAP operating profit was $1.0 million, compared to non-GAAP operating loss of $(1.9) million for the second quarter of 2021.

•
GAAP net loss was $(36.2) million, compared to $(33.8) million for the second quarter of 2021. GAAP net loss per share was $(0.91), based on 39.6 million basic and diluted weighted average common shares outstanding, compared to $(0.89) for the second quarter of 2021, based on 38.0 million basic and diluted weighted average common shares outstanding.
•
Non-GAAP net income was $1.5 million, compared to non-GAAP net income of $1.5 million in the second quarter of 2021. Non-GAAP diluted net income per share was $0.03, based on 46.0 million diluted weighted average common shares outstanding, compared to non-GAAP diluted net income per share of $0.03 for the second quarter of 2021, based on 45.1 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $4.8 million, compared to $0.5 million in the second quarter of 2021.
•
Cash flow from operations was an outflow of $(9.9) million, compared to an outflow of $(5.1) million for the second quarter of 2021.
•
Adjusted free cash flow was an outflow of $(7.6) million compared to an outflow of $(9.0) million for the second quarter of 2021.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the third quarter and full year 2022 as indicated below.

							Full Year 2022 Guidance
	Third Quarter 2022			Full Year 2022			Issued May 9, 2022
Revenue	$110.6	to	$111.0	$428.2	to	$432.8	$428.2	to	$432.8
Revenue growth	14%		15%	16%		17%	16%		17%
GAAP net loss	$(27.5)		$(27.1)	$(112.5)		$(110.5)	$(135.0)		$(133.0)
GAAP net loss per share	$(0.68)		$(0.67)	$(2.80)		$(2.75)	$(3.38)		$(3.33)
Non-GAAP net income	$7.5		$7.9	$15.7		$17.7	$10.7		$12.7
Non-GAAP net income per share	$0.16		$0.17	$0.33		$0.38	$0.23		$0.27
Adjusted EBITDA	$13.5		$13.9	$37.0		$39.0	$33.5		$35.5

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge's Second Quarter 2022 Financial Results Conference Call
When:	Tuesday, August 9, 2022
Time:	4:30 p.m. ET
Live Call:	(833) 685-0904, Domestic
(412) 317-5740, International
Replay:	(877) 344-7529, Passcode 5990681, Domestic
(412) 317-0088, Passcode 5990681, International
Webcast :	https://edge.media-server.com/mmc/p/2nagbbnr (live and replay)

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,300 customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP sales and marketing, non-GAAP research and development, non-GAAP general and administrative, non-GAAP operating expenses, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, and adjusted free cash flow.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation and costs related to the 2022 Strategic Realignment. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, change in fair value of contingent consideration, stock-based compensation, costs related to the 2022 Strategic Realignment, accretion of interest on convertible senior notes, gain/(loss) on extinguishment of debt and capped call modification and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for gain/(loss) on extinguishment of debt and capped call modification, change in fair value of contingent consideration, stock-based compensation expense and costs related to the 2022 Strategic Realignment. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and our expected financial results for the third quarter of 2022 and the full fiscal year 2022. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; the success of the 2022 Strategic Realignment; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 filed with the SEC on May 9, 2022 and our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2022	2021
Current assets:
Cash and cash equivalents	$474,634	$488,035
Restricted cash	2,029	3,880
Accounts receivable, net	97,781	120,995
Prepaid expenses	15,948	13,740
Deferred costs and other current assets	28,159	28,469
Total current assets	618,551	655,119
Property and equipment, net	10,688	12,185
Capitalized software development costs, net	25,547	22,720
Goodwill	507,818	531,163
Intangible assets, net	192,711	219,319
Restricted cash	816	843
Prepaid expenses	1,776	1,916
Deferred costs and other assets	31,822	35,750
Total assets	$1,389,729	$1,479,015
Current liabilities:
Accounts payable	$11,240	$16,002
Accrued payroll and employee related liabilities	28,542	36,725
Accrued expenses	14,761	13,884
Deferred revenue	221,782	223,579
Convertible senior notes	8	8
Other current liabilities	13,442	14,132
Total current liabilities	289,775	304,330
Long-term liabilities:
Deferred revenue, noncurrent	11,452	14,261
Convertible senior notes	810,855	665,695
Deferred tax liabilities	3,798	16,082
Other long-term liabilities	10,558	15,958
Total liabilities	1,126,438	1,016,326
Stockholders' equity:
Common stock	40	39
Additional paid-in capital	690,903	853,664
Accumulated deficit	(396,205)	(388,112)
Accumulated other comprehensive loss	(31,447)	(2,902)
Total stockholders' equity	263,291	462,689
Total liabilities and stockholders' equity	$1,389,729	$1,479,015

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue	$102,986	$86,649	$203,361	$168,859
Cost of revenue	33,239	27,665	65,096	52,945
Gross profit	69,747	58,984	138,265	115,914
	67.72%	68.07%	67.99%	68.65%
Operating expenses:
Sales and marketing	45,359	41,483	87,175	76,010
Research and development	26,619	20,251	50,178	38,330
General and administrative	27,093	24,664	49,429	47,226
Restructuring	6,742	—	6,742	—
Total operating expenses	105,813	86,398	193,524	161,566
Operating loss	(36,066)	(27,414)	(55,259)	(45,652)
Other expense, net:
Interest and investment income	679	100	741	233
Interest expense	(1,307)	(9,655)	(2,607)	(16,215)
Loss on extinguishment of convertible notes and capped call modification	—	(37)	—	(2,925)
Other income (expense), net	(189)	(602)	91	(651)
Total other expense, net	(817)	(10,194)	(1,775)	(19,558)
Loss before income taxes	(36,883)	(37,608)	(57,034)	(65,210)
Benefit from income taxes	701	3,787	1,779	9,600
Net loss	$(36,182)	$(33,821)	$(55,255)	$(55,610)
Net loss per share attributable to common stockholders:
Basic	$(0.91)	$(0.89)	$(1.40)	$(1.49)
Diluted	$(0.91)	$(0.89)	$(1.40)	$(1.49)
Weighted-average common shares outstanding:
Basic	39,571,647	38,014,107	39,501,058	37,204,958
Diluted	39,571,647	38,014,107	39,501,058	37,204,958
Other comprehensive loss:
Foreign currency translation adjustment	(23,185)	1,231	(28,545)	(1,366)
Total comprehensive loss	$(59,367)	$(32,590)	$(83,800)	$(56,976)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cost of revenue	$1,442	$819	$2,259	$1,818
Sales and marketing	6,311	5,579	7,606	9,321
Research and development	4,231	2,562	5,954	4,590
General and administrative	4,227	6,545	6,476	12,461
Total stock-based compensation	$16,211	$15,505	$22,295	$28,190

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cash flows from operating activities:
Net loss	$(36,182)	$(33,821)	$(55,255)	$(55,610)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	15,257	13,011	30,691	23,854
Amortization of deferred costs	4,777	3,462	8,740	7,184
(Gain) loss on disposal of assets	934	(1)	934	(1)
Deferred income taxes	(1,015)	(3,077)	(7,568)	(9,778)
Accretion of interest on convertible senior notes	1,166	9,508	2,324	15,821
Loss on extinguishment of convertible notes and capped call modification	—	37	—	2,925
Provision for credit losses and sales reserve	65	343	278	1,905
Stock-based compensation	16,211	15,505	22,295	28,190
Other non-cash adjustments	(5)	116	(57)	(31)
Changes in operating assets and liabilities:
Accounts receivable	11,611	7,830	23,031	19,312
Prepaid expenses	379	299	(2,068)	(922)
Deferred costs	(4,309)	(4,657)	(10,530)	(8,107)
Other assets	4,404	1,918	6,223	(850)
Accounts payable	1,937	851	(4,187)	(60)
Accrued payroll and employee related liabilities	(6,109)	(3,190)	(7,971)	(5,320)
Accrued expenses	(1,409)	(2,041)	1,837	971
Deferred revenue	(12,562)	(8,553)	(4,526)	(180)
Other liabilities	(5,074)	(2,677)	(6,413)	(4,632)
Net cash provided by (used in) operating activities	(9,924)	(5,137)	(2,222)	14,671
Cash flows from investing activities:
Capital expenditures	(879)	(316)	(2,726)	(2,128)
Payments for acquisition of business, net of acquired cash	—	(165,265)	(47)	(197,666)
Additions to capitalized software development costs	(3,106)	(3,587)	(7,436)	(6,082)
Net cash used in investing activities	(3,985)	(169,168)	(10,209)	(205,876)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	—	—	375,000
Payments of debt issuance costs	—	(829)	—	(10,391)
Purchase of convertible notes capped call hedge	—	—	—	(35,100)
Repurchase of convertible notes	—	—	—	(58,641)
Proceeds from termination of convertible notes capped call hedge	—	—	—	10,650
Shares withheld to settle employee tax withholding liability	(1,724)	(1,233)	(2,295)	(2,843)
Proceeds from employee stock purchase plan	—	—	1,702	2,451
Proceeds from stock option exercises	65	559	82	2,163
Other	(19)	—	(38)	—
Net cash provided by (used in) financing activities	(1,678)	(1,503)	(549)	283,289
Effect of exchange rates on cash, cash equivalents and restricted cash	(1,943)	903	(2,299)	588
Net increase (decrease) in cash, cash equivalents and restricted cash	(17,530)	(174,905)	(15,279)	92,672
Cash, cash equivalents and restricted cash—beginning of period	495,009	743,207	492,758	475,630
Cash, cash equivalents and restricted cash—end of period	$477,479	$568,302	$477,479	$568,302

Reconciliation of GAAP measures to non-GAAP measures

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Cost of revenue	$33,239	$27,665	$65,096	$52,945
Amortization of acquired intangibles	(3,114)	(2,978)	(6,265)	(5,582)
Stock-based compensation	(1,442)	(819)	(2,259)	(1,818)
2022 Strategic Realignment	(435)	—	(435)	—
Non-GAAP cost of revenue	$28,248	$23,868	$56,137	$45,545

Gross profit	$69,747	$58,984	$138,265	$115,914
Amortization of acquired intangibles	3,114	2,978	6,265	5,582
Stock-based compensation	1,442	819	2,259	1,818
2022 Strategic Realignment	435	—	435	—
Non-GAAP gross profit	$74,738	$62,781	$147,224	$123,314
Non-GAAP gross margin	72.6%	72.5%	72.4%	73.0%

Sales and marketing	$45,359	$41,483	$87,175	$76,010
Stock-based compensation	(6,311)	(5,579)	(7,606)	(9,321)
2022 Strategic Realignment	(208)	—	(208)	—
Non-GAAP sales and marketing	$38,840	$35,904	$79,361	$66,689

Research and development	$26,619	$20,251	$50,178	$38,330
Stock-based compensation	(4,231)	(2,562)	(5,954)	(4,590)
2022 Strategic Realignment	(213)	—	(213)	—
Non-GAAP research and development	$22,175	$17,689	$44,011	$33,740

General and administrative	$27,093	$24,664	$49,429	$47,226
Amortization of acquired intangibles	(8,148)	(6,998)	(16,535)	(12,253)
Change in fair value of contingent consideration	5	(15)	57	(57)
Stock-based compensation	(4,227)	(6,545)	(6,476)	(12,461)
2022 Strategic Realignment	(1,996)	—	(1,996)	—
Non-GAAP general and administrative	$12,727	$11,106	$24,479	$22,455

Restructuring (2022 Strategic Realignment)	$6,742	$—	$6,742	$—

Total operating expenses	$105,813	$86,398	$193,524	$161,566
Amortization of acquired intangibles	(8,148)	(6,998)	(16,535)	(12,253)
Change in fair value of contingent consideration	5	(15)	57	(57)
Stock-based compensation	(14,769)	(14,686)	(20,036)	(26,372)
2022 Strategic Realignment	(9,159)	—	(9,159)	—
Non-GAAP operating expenses	$73,742	$64,699	$147,851	$122,884

Operating loss	$(36,066)	$(27,414)	$(55,259)	$(45,652)
Amortization of acquired intangibles	11,262	9,976	22,800	17,835
Change in fair value of contingent consideration	(5)	15	(57)	57
Stock-based compensation	16,211	15,505	22,295	28,190
2022 Strategic Realignment	9,594	—	9,594	—
Non-GAAP operating income (loss)	$996	$(1,918)	$(627)	$430

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(36,182)	$(33,821)	$(55,255)	$(55,610)
Amortization of acquired intangibles	11,262	9,976	22,800	17,835
Change in fair value of contingent consideration	(5)	15	(57)	57
Stock-based compensation	16,211	15,505	22,295	28,190
2022 Strategic Realignment	9,594	—	9,594	—
Accretion of interest on convertible senior notes	1,166	9,508	2,324	15,821
Loss on extinguishment of convertible notes and capped call modification	—	37	—	2,925
Income tax adjustments	(561)	291	(811)	255
Non-GAAP net income	$1,485	$1,511	$890	$9,473

Non-GAAP net income per share:
Basic	$0.04	$0.04	$0.02	$0.25
Diluted	$0.03	$0.03	$0.02	$0.21
Weighted-average common shares outstanding:
Basic	39,571,647	38,014,107	39,501,058	37,204,958
Diluted	46,004,234	45,062,548	39,823,826	44,309,471

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net loss	$(36,182)	$(33,821)	$(55,255)	$(55,610)
Interest and investment expense, net	628	9,555	1,866	15,982
Benefit from income taxes	(701)	(3,787)	(1,779)	(9,600)
Depreciation and amortization	15,257	13,011	30,691	23,854
EBITDA	(20,998)	(15,042)	(24,477)	(25,374)
Loss on extinguishment of convertible notes and capped call modification	—	37	—	2,925
Change in fair value of contingent consideration	(5)	15	(57)	57
Stock-based compensation	16,211	15,505	22,295	28,190
2022 Strategic Realignment	9,594	—	9,594	—
Adjusted EBITDA	$4,802	$515	$7,355	$5,798

Net cash provided by (used in) operating activities	$(9,924)	$(5,137)	$(2,222)	$14,671
Capital expenditures	(879)	(316)	(2,726)	(2,128)
Capitalized software development costs	(3,106)	(3,587)	(7,436)	(6,082)
Free cash flow	(13,909)	(9,040)	(12,384)	6,461
Cash payments for 2022 Strategic Realignment	6,319	—	6,319	—
Adjusted free cash flow	$(7,590)	$(9,040)	$(6,065)	$6,461

Remaining Performance Obligations as of June 30, 2022

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$443	$279
Professional services contracts	16	13

Financial Outlook

(in millions, except share and per share data)

					Year Ended
	Three Months Ended		Year Ended		December 31, 2022
	September 30, 2022		December 31, 2022		Issued May 9, 2022
	Low End	High End	Low End	High End	Low End	High End
Net loss	$(27.5)	$(27.1)	$(112.5)	$(110.5)	$(135.0)	$(133.0)
Amortization of acquired intangibles	12.0	12.0	47.0	47.0	42.0	42.0
Change in fair value of contingent consideration	—	—	(0.1)	(0.1)	—	—
Accretion of interest on convertible senior notes	1.2	1.2	4.8	4.8	5.2	5.2
2022 Strategic Realignment	3.4	3.4	16.5	16.5	16.5	16.5
Stock-based compensation	19.0	19.0	62.0	62.0	82.0	82.0
Income tax adjustments	(0.6)	(0.6)	(2.0)	(2.0)	—	—
Non-GAAP net income	$7.5	$7.9	$15.7	$17.7	$10.7	$12.7

Weighted average common shares outstanding:
Basic	40,300,000	40,300,000	40,200,000	40,200,000	40,000,000	40,000,000
Diluted	46,500,000	46,500,000	47,000,000	47,000,000	47,000,000	47,000,000

Net loss per share	$(0.68)	$(0.67)	$(2.80)	$(2.75)	$(3.38)	$(3.33)
Non-GAAP net income per share	$0.16	$0.17	$0.33	$0.38	$0.23	$0.27

Net loss	$(27.5)	$(27.1)	$(112.5)	$(110.5)	$(135.0)	$(133.0)
Interest expense, net	1.2	1.2	4.8	4.8	6.0	6.0
Income taxes, net	(0.6)	(0.6)	(2.0)	(2.0)	4.0	4.0
Depreciation and amortization	18.0	18.0	68.3	68.3	60.0	60.0
EBITDA	(8.9)	(8.5)	(41.4)	(39.4)	(65.0)	(63.0)
Change in fair value of contingent consideration	—	—	(0.1)	(0.1)	—	—
2022 Strategic Realignment	3.4	3.4	16.5	16.5	16.5	16.5
Stock-based compensation	19.0	19.0	62.0	62.0	82.0	82.0
Adjusted EBITDA	$13.5	$13.9	$37.0	$39.0	$33.5	$35.5

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.